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                                                                  Exhibit 21.01



                      LIST OF SUBSIDIARIES OF REGISTRANT



                                                          State of
Name                                                    Incorporation
----                                                    -------------

American Financial Acquisitions Corporation                Delaware

Dependable Insurance Group, Inc.                           Florida

GLC Division, Inc.                                         Delaware

Lumber Trademark Company                                   Illinois

Wickes Financial Services Corporation                      Delaware

Wickes Lumber Company                                      Delaware

Wickes Mortgage Lending, Inc.                              Florida